SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012
__________

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification no.)

35 East 62nd Street
New York, New York		10065
(Address of principal executive		(Zip code)
offices)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

     On December 31, 2012, the Registrant entered into the Loan Agreement (as defined below). The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 31, 2012, the Registrant entered into a Loan and Security Agreement (“Loan Agreement”) with General Electric Capital Corporation (“GECC”), in GECC’s capacity as lender and agent for the financial institutions which are parties to the Loan Agreement. Pursuant to the Loan Agreement, the Registrant arranged for (x) a $5 million term loan (the “Term Loan”) with a fixed interest rate of 9.85% per annum, which was drawn on December 31, 2012, and (y) a $7 million revolving facility (the “Revolver”) with a minimum floating interest rate of 6.75% per annum, which will be available to be drawn upon from time to time once the Registrant’s eligible receivables exceed a threshold of approximately $43 million. The term of the Loan Agreement is three years. If the Registrant prepays the Term Loan or terminates the Revolver prior to the scheduled maturity date, the Registrant is obligated to pay a prepayment premium. In the first year of the Loan Agreement, the prepayment premium would be 3% of the principal being repaid in the case of the Term Loan, or 3% of the revolver loan commitment in the case of the Revolver; in the second year of the Loan Agreement, the prepayment premium would be 2%; in the third year of the Loan Agreement, the prepayment premium would be 1%.

     The Loan Agreement contains representations and warranties as well as negative and affirmative covenants customary for transactions of this type. The representations, warranties and other terms contained in the Loan Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Such representations, warranties, covenants and other agreements should not be and may not be relied on by any other party.

     The Term Loan and the Revolver (together, the “Loans”) are secured by a first priority lien on all existing and after acquired property of the Registrant, other than certain excluded assets, among which are: (i) the final drug product under the brand name ST-246®, (ii) the final drug product whose active ingredient has the USAN designation Tecovirimat, (iii) any final drug product chemically derived from the active ingredient that has the USAN designation Tecovirimat, (iv) any other orthopox related small molecule therapeutic product derived from the same family of tricyclononenes from which ST-246 was derived, and (v) intellectual property related to the foregoing items (i) through (iv).

     The Loans are subject to events of default customary for transactions of this type and are also subject to mandatory prepayment in certain circumstances, including if an exclusive license exists on all or any part of the ST- 246 Product (defined as “Product” in the Loan Agreement.)

     The above description is qualified in its entirety by the terms and conditions of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
10.1

Loan and Security Agreement, dated as December 31, 2012, by and between the Registrant and General Electric Capital Corporation, in its capacity as administrative and collateral agent for the lender parties thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date: January 7, 2013